Exhibit 99.1

FOR IMMEDIATE RELEASE

28 October 2010

Company contact:
Cecil Whitmore
Investor Relations
Littlefield Corporation
512-476-5141
cwhitmore@littlefield.com

Investor Relations Contact:
John Nesbett / Jennifer Belodeau
Institutional Marketing Services (IMS)
203-972-9200

Littlefield Corporation Announces

Q3 2010 Results

Littlefield Corporation (OTCBB: LTFD) today announced results for the third quarter of 2010.

The Company matched its prior third quarter record level of bingo revenue from continuing operations of $2.2 million while expanding its gross margin to 27% from 21% in the prior year and increasing gross profit by almost 25%.

The Company’s third quarter loss from continuing operations was $131,291 versus $119,253 last year.  It should be noted the third quarter is seasonally the weakest quarter due to the traditional seasonal weakness experienced in July and August.

Third Quarter 2010 Earnings Press Release                                                                                                                                                                                                                               Page: 2

HIGHLIGHTS

Highlights of the third quarter compared to the prior year follow; for comparability these have been adjusted to exclude the discontinued Hospitality business operations:

1.	Total consolidated Q3 2010 revenue was $2,202,089, within $3,488 of last year’s record-setting level for third quarter revenue.

2.	Total consolidated Q3 2010 gross profit including the noted items was $585,162, up $112,645 or 24% versus the prior year.

3.	Total gross profit margin expanded to 27% of revenue from 21% of revenue in Q3 2009.

4.	During the third quarter, the Company repurchased 142,540 shares of our common stock at $0.72.

The Q3 2010 results include approximately $275,000 of notable items:

•	$134,000 of expense associated with the start-up of new halls and re-openings at halls in Texas,
•	$116,000 of legal expense for South Carolina, Florida, Texas and its Furtney litigation and
•	$25,000 for non-cash stock-based compensation.

The Q3 2009 results include approximately $271,000 of notable items:

•	$303,000 of expense associated with the start-up of new halls and re-openings at halls in Texas,
•	$73,000 of legal expense for South Carolina, Florida, Texas and its Furtney litigation and
•	$17,000 for non-cash stock-based compensation which were partially offset by a
•	$122,000 reduction of estimated prior year reserve for incentive compensation.

The Company’s Entertainment business is referred to as “continuing” operations and the Hospitality segment divested in the second quarter of 2009 is referred to as “discontinued” operations in this report.

The following report is based upon unaudited financial statements.

REVENUE
	Q3 2010	Q3 2009	Variance	% Change
LTFD Corporation	$2,202,089	$2,205,577	($3,488)	(0%)
Entertainment	2,182,672	2,187,386	(4,714)	(0%)
Other	19,417	18,191	$1,226	NM

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The historical trend of revenue changes shown below correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas.  Though revenues have begun to improve in Q4 2008 and thereafter, it is important to remember the Company made several acquisitions which have contributed to the growth of revenues.

TREND OF REVENUE CHANGES	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005
Entertainment	(6%)	1%	15%	11%	10%	5%	(1%)	14%

TREND OF REVENUE CHANGES	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Entertainment	21%	18%	12%	7%	7%	9%	17%	(2%)
TREND OF REVENUE CHANGES	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009
Entertainment	(4%)	(5%)	(2%)	12%	25%	14%	5%	4%

TREND OF REVENUE CHANGES	Q1 2010	Q2 2010	Q3 2010
Entertainment	8%	(3%)	(0%)

GROSS PROFIT

The Entertainment gross profit increase was mainly attributed to the contribution of our South Carolina acquisitions, impact of favorable legislative actions in Alabama and restructuring actions including the closure of certain underperforming halls in Texas.
	Q3 2010	Q3 2009	Variance	% Changege
LTFD Corporation	$585,162	$472,517	$112,645	24%
Entertainment	565,745	454,326	111,419	25%
Other	19,417	18,191	1,226	NM

Gross profit %	27%	21%

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CORPORATE OVERHEAD

	2010	2009	Variance	% Change
THIRD QUARTER	$491,163	$531,975	($40,812)	(8%)

Corporate overhead, as measured by management, reflected acquisition-related initiatives including the addition of personnel and included $57,000 of current year incentive plan reversals. See the reconciliation of GAAP and Non-GAAP financial measures which follows.

INCOME (LOSS) and BASIC EPS FROM CONTINUING OPERATIONS

	2010	2009	Variance
Q3 Income (loss) excluding noted items	$143,864	$151,846	($7,982)
Q3 Income (loss)	($131,291)	($119,253)	($12,038)
Q3 Basic Earnings (loss) per share	($0.01)	($0.01)	$0.00
Q3 Basic weighted average shares outstanding	17,874,540	18,059,657	(185,117)

The steady performance reflects the changes noted above.

NET INCOME (LOSS) and BASIC EPS (INCLUDING DISCONTINUED OPERATIONS)

	2010	2009	Variance
Q3 Net Income (loss)	($131,291)	($97,951)	($33,340)
Q3 Basic Earnings (loss) per share	($0.01)	($0.01)	$0.00
Q3 Basic weighted average shares outstanding	17,874,540	18,059,657	(185,117)

Discontinued operations provided $21,302 of earnings in Q3 2009.

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

“The third quarter is always a traditionally weak quarter seasonally.  It is gratifying to report that we were able to match the record level of revenue in Q3-2009.

During the quarter, we repurchased 142,540 shares of our common stock at an average price of $0.72 per share. This brings the total shares repurchased under the share repurchase program to 405,285 shares at an average cost of $0.72.

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We have also announced the impending acquisition of additional bingo halls which will likely close in Q4-2010 indicating our continuing successful effort to grow the size of our portfolio and ultimately increase cash flow.

These acquisitions are subject to final due diligence and regulatory approval.

We remain focused on initiatives to improve our margins through both operational savings as well as revenue growth.  Barring unforeseen changes I am optimistic the favorable trends will continue.

Again, it is very gratifying to see gross margins growing from 21% to 27% thereby increasing gross profit by almost 25%.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

Earnings will be discussed in a conference call on Friday, October 29, 2010, at 11:00 AM CST.  Interested parties may participate by calling (877) 407-9205 and requesting the Littlefield Earnings Conference Call.

ABOUT LITTLEFIELD CORPORATION

Littlefield Corporation, headquartered in Austin Texas, is the largest public owner of charitable bingo halls in the United States. The Company, through its corporate subsidiaries, develops, owns and operates 36 halls in Texas, South Carolina, Alabama and Florida. In Texas its corporate subsidiaries are involved as a licensed commercial lessor and only in South Carolina as a licensed promoter.  Over 100 charities conduct bingo in these charitable bingo halls.

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross profit excluding start-up activities, corporate overhead and income (loss) from continuing operations excluding noted items. Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance. The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP. Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

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Gross profit	Q3 2010	Q3 2009
Gross profit (GAAP basis)	$585,162	$472,517
Hall start-up activities	133,765	303,651
Gross profit (non-GAAP basis)	$718,927	$776,168

Corporate overhead	Q3 2010	Q3 2009
General and administrative expenses (GAAP basis)	$652,669	$642,771
Stock-based compensation	(25,317)	(16,665)
Noted legal expenses	(116,073)	(72,783)
Depreciation and amortization	(20,116)	(21,348)
Corporate overhead (non-GAAP basis)	$491,163	$531,975

Income (loss) from continuing operations	Q3 2010	Q3 2009
Operating income (loss) (GAAP basis)	($131,291)	($119,253)
Hall start-up activities	133,765	303,651
Stock-based compensation	25,317	16,665
Noted legal expenses	116,073	72,783
Reduction of prior year reserve for incentive compensation	---	(122,000)
Income (loss) excluding noted items (non-GAAP basis)	$143,864	$151,846

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.

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